SECURITIES PURCHASE AGREEMENT Exhibit 10.1

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of August 4, 2024, by and between IRIDEX Corporation, a Delaware corporation (the “Company”), and Lind Global Asset Management IX LLC, a Delaware limited liability company (the “Investor”).

BACKGROUND

A.
The board of directors (the “Board of Directors”) of the Company has authorized the issuance to the Investor of the Notes (as defined below).
B.
The Investor desires to purchase one or more of the Notes on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and intending hereby to be legally bound, the Company and the Investor hereby agree as follows:

1.
DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Acquisition” means the acquisition by the Company or any direct or indirect Subsidiary of the Company of a majority of the Equity Interests or substantially all of the assets and business of any Person, whether by direct purchase of Equity Interests, asset purchase, merger, consolidation or like combination.

“Additional Filing Deadline” means the date forty-five (45) days after the date that 95% of the Investor Shares registered under the immediately preceding effective Registration Statement are sold or, if such date is not a Business Day, the next date that is a Business Day; provided, however, that in the event the foregoing deadline in any case falls within the Grace Period and the Company has not yet filed with the SEC its Complete Form 10-K for the preceding fiscal year by such deadline, then such deadline shall be extended until the Business Day following date on which the Complete Form 10-K for such preceding fiscal year is filed with the SEC; provided further, however, that such deadline shall not be extended beyond the date that is one hundred and twenty (120) days following the end of the Company’s most recent fiscal year (or, if such date is not a Business Day, the next date that is a Business Day). In any case where the Additional Filing

Deadline is extended pursuant to the foregoing provisos, then the Additional Filing Deadline, as so extended, shall be deemed the Additional Filing Deadline for all purposes of this Agreement.

“Additional Registration Statement” has the meaning set forth in Section 9.1.

“Affiliate” means another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preamble.

“Blue Sky Application” has the meaning set forth in Section 9.3(a).

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Capital Stock” means the Common Stock and any other classes of capital stock of the Company.

“Change of Control” means, with respect to the Company, on or after the date of this Agreement:

(a)
a majority of the Board of Directors is no longer composed of (x) directors who were directors of the Company on the Closing Date and (y) directors who were nominated for election or elected or appointed to the Board of Directors with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board of Directors in accordance with this subclause (y);
(b)
other than a stockholder that holds such a position at the date of this Agreement, if a Person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) over more than fifty percent (50%) of the voting rights attached to any class of voting securities of the Company; or
(c)
the sale or other disposition by the Company in a single transaction, or in a series of transactions, of all or substantially all of their respective assets; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of substantially all of the Company’s assets: (A) a transfer to an entity that, immediately after the transfer, is controlled by the Company’s stockholders as of immediately prior to the transfer, or (B) a transfer of assets by the Company to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Commitment Fee” means an amount equal to three percent (3.0%) of the applicable Funding Amount as of each Closing.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any Convertible Securities, rights or warrants or options to purchase any such Common Stock or Convertible Securities, other than Common Stock Equivalents granted or issued under any Equity Plan.

“Company” has the meaning set forth in the preamble.

“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in any activity competitive (as determined in the reasonable discretion of the Company) with the primary business activities of the Company, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 20% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor.

“Complete Form 10-K” means the annual report on Form 10-K filed by the Company with the SEC that includes, or incorporates by reference from the Company’s most recent definitive proxy statement on Schedule 14A actually filed with the SEC, the information and disclosures required by Part III of the SEC’s Form 10-K. For the avoidance of doubt, if the Company files its annual report on Form 10-K with the SEC and does not include therein all of the information and disclosures required by Part III of the SEC’s Form 10-K, then such annual report on Form 10-K shall not be deemed a Complete Form 10-K for purposes of this Agreement until the Company either (i) files an amendment to such annual report on Form 10-K to include the information and disclosures required by Part III of the SEC’s Form 10-K or (ii) files its definitive proxy statement on Schedule 14A with the SEC for its next annual meeting of stockholders.

“Conversion Cap” means (i) prior to the receipt of Stockholder Approval, a number of shares of Common Stock equal to 19.99% of the number of shares of Common Stock outstanding as of the date hereof calculated in accordance with the listing standards and rules of the Nasdaq Stock Market, including Rule 5635(d) (or any successor provisions thereof), and (ii) following the receipt of Stockholder Approval, a number of shares of Common Stock equal to 30% of the number of shares of Common Stock outstanding as of the date hereof calculated in accordance with the listing standards and rules of the Nasdaq Stock Market, including Rule 5635(d) (or any successor provisions thereof).

“Conversion Shares” means the Common Stock issuable upon the full or any partial conversion of the Notes.

“Convertible Securities” means any securities convertible into or exercisable or exchangeable for, directly or indirectly, Common Stock.

“Current Public Information Failure” has the meaning set forth in Section 9.4.

“Cut Back Shares” has the meaning set forth in Section 9.1(a).

“Disclosure Letter” has the meaning set forth in Section 3.

“Effectiveness Deadline” means the date which is the earliest of (i) if the Initial Registration Statement does not become subject to any review or comment process by the SEC, (a) sixty (60) days after the filing of the Initial Registration Statement or (b) three (3) Trading Days after the Company receives written notification from the SEC that the Initial Registration Statement will not become subject to any review or comment process by the SEC and the Company fails to request to accelerate the effectiveness of the Initial Registration Statement, or (ii) if the Initial Registration Statement becomes subject to any review or comment process by the SEC, seventy-five (75) days after the filing of the Initial Registration Statement, or, if such date is not a Business Day, the next date that is a Business Day.

“Effectiveness Period” has the meaning set forth in Section 9.2(a).

“Equity Interests” means and includes capital stock, membership interests and other similar equity securities, and shall also include warrants or options to purchase capital stock, membership interests or other equity interests.

“Equity Plan” means any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company.

“Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

“Event of Default” has the meaning set forth in each Note.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exempted Securities” means (a) shares of Common Stock or Common Stock Equivalents hereunder, (b) shares of Common Stock or Common Stock Equivalents to employees, officers or directors of the Company pursuant to any Equity Plan, (c) securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder, other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors; provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any Registration Statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Filing Deadline” means the Initial Filing Deadline, the Subsequent Note Filing Deadline and the Additional Filing Deadline, as applicable.

“Filing Failure” has the meaning set forth in Section 9.4.

“First Incentive Share Installment” has the meaning set forth in Section 2.6.

“Floor Price” means $0.39, subject to adjustment as provided in Section 3.4(a)(i) of the Notes. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, in no event shall any shares of Common Stock be issued pursuant to this Agreement or the other Transaction Documents, upon conversion of the Notes or otherwise, at a price per share lower than the Floor Price.

“Form 8-K” has the meaning set forth in Section 5.11.

“Funding Amount” means, initially an amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) for the Initial Note issued in the Initial Closing, and, only as provided herein, an amount equal to up to an additional One Million Five Hundred Thousand Dollars ($1,500,000), for such additional Notes, if any, as may be further issued hereunder.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Grace Period” means the period commencing on the date that is one hundred and thirty (130) days following the end of the Company’s most recent fiscal third quarter and ending on, and including, the date that is one hundred and twenty (120) days following the end of the Company’s most recent fiscal year.

“Holder Group” shall mean the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“HSR Act” has the meaning set forth in Section 5.17.

“Incentive Shares” has the meaning set forth in Section 2.6.

“Indebtedness” means (a) indebtedness for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) capital lease obligations; (d) obligations for the deferred purchase price of assets; (e) synthetic leases; (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; and (g) endorsements for collection or deposit.

“Initial Closing” has the meaning set forth in Section 2.1.

“Initial Filing Deadline” means no later than thirty (30) days from the issuance of the Initial Note.

“Initial Note” means the Note issued at the Initial Closing.

“Initial Registration Statement” has the meaning set forth in Section 9.1(a).

“Investor” has the meaning set forth in the preamble.

“Investor Group” shall mean the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“Investor Party” has the meaning set forth in Section 5.12.

“Investor Shares” means the Conversion Shares, the Incentive Shares, the Repayment Shares and any other shares issued or issuable to the Investor pursuant to this Agreement or the Notes.

“IP Rights” has the meaning set forth in Section 3.10.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal and state securities Laws.

“Legend Removal Date” has the meaning set forth in Section 5.1(c).

“Losses” has the meaning set forth in Section 5.12.

“Maintenance Failure” has the meaning set forth in Section 9.4.

“Mandatory Default Amount” means an amount equal to one hundred twenty percent (120%) of the Outstanding Principal Amount of the Notes on the date on which the first Event of Default has occurred and any other amounts owing under the Notes or the other Transaction Documents.

“Market Capitalization” means, as of any date of determination, the product of (a) the number of issued and outstanding shares of Common Stock as of such date (exclusive of any shares of Common Stock issuable upon the exercise of options or warrants or conversion of any convertible securities), multiplied by (b) the closing price of the Common Stock on the Trading Market on the date of determination.

“Material Adverse Effect” means any change, development, event, occurrence, fact or effect that, individually or in the aggregate with any one or more other changes, developments, events, occurrences, facts or effects, (i) on the businesses, properties, assets, operations, results of operations or financial condition of the Company, or the Company and the Subsidiaries, taken as a whole, or (ii) that would reasonably be expected to prevent or materially impede the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Notes; provided, however, that none of the following (individually or in combination) shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general business, political or economic conditions or financial or capital markets, both in the U.S. and internationally; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate, participate and compete; (c) any adverse effect resulting from any changes to applicable Law or any change in accounting requirements or principles; (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) the failure of the Company or its Subsidiaries to meet internal or other estimates, expectations, projections or forecasts, including as provided to the Investor or any of its representatives by the Company or any of the Company’s representatives (it being understood and agreed that the facts or occurrences giving rise or contributing to any such failure may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect) provided, that this clause (e) shall not be construed as implying the Company is making any representation or warranty hereunder with regard to any such estimates, expectations, projections or forecasts; or (f) any changes in financial, banking or securities markets in general, including any disruption thereof, and any decline in the price of any security or any market index or any change in prevailing interest rates (it being understood and agreed that the underlying cause of any such decline or change in the foregoing may be deemed to constitute, or taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect; except, in each case of clauses (a) through (f), where such change, development, event, occurrence, fact or effect has had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, compared to other companies operating in the industries, geographies or segments in which the Company and its Subsidiaries operate and compete.

“Maximum Percentage” means 4.99%; provided, that if at any time after the date hereof the Investor Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act or exempt from the registration and qualification requirements under the 1933 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Investor Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Investor Group ceasing to own in excess of 4.99% of such class of Equity Interests).

“Money Laundering Laws” has the meaning set forth in Section 3.25.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become convertible or exchangeable into or exercisable for such equity securities.

“Note” has the meaning set forth in Section 2.1.

“Notice Termination Time” has the meaning set forth in Section 10.2.

“OFAC” has the meaning set forth in Section 3.23.

“Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any conversions, repayment or redemption pursuant to the terms hereof.

Permitted AR Facility” means a credit facility meeting the following criteria:

(a)
such facility shall between the Company and a national bank association, commercial bank or other Person in the business of commercial lending having a combined capital and surplus in excess of Fifty Million and No/100 Dollars ($50,000,000.00);
(b)
the obligations of the Company in respect of such facility shall not exceed an aggregate $2,000,000;
(c)
such facility is secured solely by a security interest in the accounts receivable of the Company and none of its other assets or the assets of any of its Subsidiaries;
(d)
the terms of such facility, including, but not limited, to any interest rates, discounts, or haircuts (i) are on commercially reasonable terms for facilities of that type, and (ii) do not prevent or otherwise restrict the payment of any amounts owning under the Notes or any other Transaction Document, even after an event of default under such facility by the Company; and
(e)
the transaction documents relating to such facility have been reviewed by counsel to the Investor prior to their execution.

“Permitted Indebtedness” means (a) the Company’s obligations under this Agreement and the other Transaction Documents; (b) Indebtedness existing on the Closing Date which is shown on the Disclosure Letter; (c) Indebtedness subordinated to the Company’s obligations under the Notes (pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to Investor entered into between Investor and the other creditor(s)) on terms reasonably acceptable to Investor; (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business; (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (f) other unsecured Indebtedness in an aggregate principal amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) outstanding at any time; (g) capital leases on equipment acquired or held by the Company; (h) Indebtedness arising from customary cash management and treasury services, and the honoring of a check, draft or similar instrument against insufficient funds or from the endorsement of instruments for collection or deposit, in each case, in the ordinary course of business; (i) unsecured Indebtedness incurred in the ordinary course of business pursuant to corporate credit cards in an aggregate amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) outstanding at any time; (j) financings of inventory in the ordinary course of business, (k) Indebtedness under the Permitted AR Facility; and (l) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through

(k) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company or its Subsidiaries, as the case may be.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Amount” means, provided no Event of Default has occurred, in addition to any amounts owing under Section 11.1 of this Agreement, (i) if the applicable prepayment shall occur on a date that is on or prior to the date that is 180 days from the issuance of the applicable Note, 90% of the Outstanding Principal Amount (rounded up to the nearest whole dollar) of such Note, (ii) if the applicable prepayment shall occur on the date that is on or after the date that is 181 days following the date of issuance of the applicable Note but prior to the date that is 365 days from the date of issuance of the applicable Note, 93.3333333% of the Outstanding Principal Amount (rounded up to the nearest whole dollar) of such Note, and (iii) if the applicable prepayment shall occur on the date that is on or after the date that is 366 days following the date of issuance of the applicable Note but on or prior to the Maturity Date (as defined in the Note), the Outstanding Principal Amount of such Note.

“Prepayment Notice” has the meaning set forth in Section 1.4 of the Notes.

“Prepayment Right Date” means thirty (30) days following the earlier of such date as Conversion Shares may be (i) offered or sold pursuant to an effective Registration Statement, or (ii) may be immediately resold under Rule 144 by Persons other than the Company’s Affiliates or holders of Conversion Shares that have been the Company’s Affiliates at a time during the immediately preceding three months without restriction on the number of shares to be sold or manner of sale.

“Press Release” has the meaning set forth in Section 5.11.

“Principal Amount” has the meaning set forth in Section 2.2.

“Proceedings” has the meaning set forth in Section 3.6.

“Prohibited Transaction” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a) any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s Capital Stock:

(i) at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, a discount to the future trading prices of, or quotations for, shares of Common Stock; or

(ii) at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than warrants that may be repriced by the Company); or

(b) any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions;

and are deemed to include transactions generally referred to as at-the-market transactions (ATMs) or equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect; provided, that an at-the-market transaction or a series of at-time market transactions in an aggregate amount of $1,000,000, where the per share sale price is less than the Conversion Price then in effect, or $3,000,000, where the per share sale price is equal to or in excess of the Conversion Price then in effect, shall not be deemed a Prohibited Transaction.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Investor Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registration Delay Payments” has the meaning set forth in Section 9.4.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Investor Shares pursuant to the provisions of this Agreement, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Repayment Shares” means shares of Common Stock issued to the Investor by the Company as payment for the Outstanding Principal Amount, pursuant to Section 1.3 of the Notes.

“Repayment Share Price” means ninety percent (90%) of the average of the five (5) lowest daily VWAPs during the twenty (20) Trading Days prior to the applicable Payment Date or Conversion Date, subject to the Floor Price.

“Required Minimum”, means, (i) prior to Stockholder Approval, the Conversion Cap, and (ii) as of any date following Stockholder Approval, 200% of the maximum number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents based on the Floor Price, including any Conversion Shares issuable upon conversion in full of the Notes, ignoring any conversion limits set forth therein.

“Rule 144” and “Rule 415” means Rule 144 and Rule 415, respectively, promulgated by the SEC pursuant to the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.5(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the 1933 Act.

“SEC Restrictions” has the meaning set forth in Section 9.1(a).

“Second Incentive Share Installment” has the meaning set forth in Section 2.6.

“Securities” means the Notes and the Investor Shares.

“Securities Termination Event” means either of the following has occurred:

(a) trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than three (3) Business Days; or

(b) a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the 1934 Act as in effect on the date of this Agreement; provided that, in the case of a Subsidiary of the Company that meets the criteria of clause (1)(iii) of such definition of “significant subsidiary” but not clause (1)(i) or (1)(ii) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds $1,000,000. Notwithstanding the foregoing, for purposes of this definition, to the extent any such Subsidiary would not be deemed to be a “significant subsidiary” under the relevant definition set forth in Rule 1-02(w) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, such Subsidiary shall not be deemed to be a “Significant Subsidiary” under this Agreement irrespective of whether such Subsidiary would otherwise be deemed to be a “Significant Subsidiary” after giving effect to the proviso in the immediately preceding sentence.

“Stockholder Approval” shall mean the approval of the holders of a majority of the Company’s outstanding voting Common Stock: (a) if and to the extent legally required, to amend the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock by at least the number of shares equal to the number of shares of Common Stock issuable under the Transaction Documents, or (b) to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Investor Shares issued and potentially issuable to the Investor pursuant to the terms and conditions of the Transaction

Documents, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity).

“Subsequent Note” has the meaning set forth in Section 2.2.

“Subsequent Note Filing Deadline” means no later than thirty (30) days from the issuance of the Subsequent Note.

“Subsequent Note Registration Statement” has the meaning set forth in Section 9.1(a).

“Subsequent Financing” has the meaning set forth in Section 10.

“Subsidiaries” and “Subsidiary” have the meaning set forth in Section 3.4(b).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market or principal other market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, the Nasdaq Stock Market (including the Nasdaq Capital Market), or principal other U.S. national or regional securities exchange on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Notes, the Transfer Agent Instruction Letter, and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Transfer Agent” shall mean Computershare Trust Company, having its address at 250 Royall Street, Canton, MA 02021, Attention: Audrey C. Matheny, Email: Audrey.Matheny@computershare.com.

“Transfer Agent Instruction Letter” shall mean a letter of irrevocable instructions addressed by the Company to the Transfer Agent, acceptable to the Investor in its sole discretion.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of one share of Common Stock trading for such date on such Trading Market as reported by Bloomberg Financial L.P. (or its equivalent successor)(from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day); (b) the volume weighted average price of the Common Stock for such date on the OTCQX or OTCQB Markets, as applicable, as reported by Bloomberg Financial L.P. (or its equivalent successor); (c) if the Common Stock is not then listed or quoted on a Trading Market or on the OTCQX or OTCQB Markets and if prices for the Common Stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P. (or its equivalent successor); or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the

Company. The VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

2.
PURCHASE AND SALE OF THE NOTES
2.1
Purchase and Sale of Notes. Subject to the terms and conditions set forth herein, at the applicable closing (a “Closing”, and the date that the Closing is consummated being a “Closing Date”) as more particularly set forth in Section 2.2, the Company may issue and sell to the Investor, and the Investor may purchase from the Company, a senior convertible promissory note, in substantially the form attached hereto as Exhibit A (each, a “Note”).
2.2
Closing. Subject to satisfaction or waiver of the conditions set forth in Section 6:
(a)
the Closing of the offer and sale of the Initial Note shall take place remotely via the exchange of documents and signatures and shall occur no later than five (5) Business Days following the date of this Agreement or at such time as the Company and the Investor agree upon, orally or in writing (such Closing, the “Initial Closing”), and shall be for a Funding Amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) for an Initial Note in the initial principal amount of Four Million Two Hundred Thousand Dollars ($4,200,000.00) (the “Principal Amount” of the Initial Note); and
(b)
provided that the Company’s Market Capitalization has then been in excess of $50,000,000.00 for a consecutive period of no less ten (10) Trading Days, the Closing of a subsequent Note (the “Subsequent Note”) for a Funding Amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00) and having a Principal Amount of up to One Million Eight Hundred Thousand ($1,800,000.00), shall take place remotely via the exchange of documents and signatures within ten (10) Business Days of the date on which the last of the following shall have occurred:
(i)
the date the Initial Registration Statement is declared effective by the SEC; and
(ii)
the date Stockholder Approval is obtained.

Notwithstanding the foregoing and subject to the satisfaction or waiver of the conditions set forth in Section 6, if the Market Capitalization of the Company is below $50,000,0000 as of the date as of which each of the conditions set forth in Section 2.2(b)(i) and (ii), respectively, are met, the Company and the Investor may agree to issue the Subsequent Note in a lower Principal Amount in exchange for a proportionally lower Funding Amount.

2.3
Commitment Fee. At each Closing, as applicable, the Company shall pay to the Investor the applicable Commitment Fee, in United States dollars and in immediately available funds. Such Commitment Fee shall be paid by being offset against the applicable Funding Amount payable by the Investor at such Closing.
2.4
Reserved.

2.5
Reserved.
2.6
Incentive Shares. As an inducement for the Investor to enter into this Agreement and to purchase the Notes, the Company shall issue to the Investor, within two (2) Business Days following the Initial Closing, 126,968 shares of Common Stock (the “First Incentive Share Installment”). In the event the Company fails to repay the Initial Note in full within 180 days of the applicable Closing Date, the Company shall issue to the Investor, on the Trading Day immediately following such 180th day, additional shares of Common Stock (“Second Incentive Share Installment” and, together with the First Incentive Share Installment, the “Incentive Shares”) in an amount equal to $250,000 divided by the greater of (i) the average VWAP over the five Trading Days immediately preceding such Trading Day and (ii) the Floor Price.
2.7
Cap on Issuances. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, the Investor and the Company agree that nothing in the Transaction Documents shall require the Company to issue any Common Stock to Investor to the extent such issuance would result in the aggregate number of Investor Shares issued by the Company pursuant to the Transaction Documents (including any Incentive Shares) to exceed the Conversion Cap.
3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor and covenants with the Investor that as of each Closing Date, except as is set forth in the Disclosure Letter being delivered to the Investor as of the date hereof, as applicable (the “Disclosure Letter”), the following representations and warranties are true and correct:

3.1
Incorporation and Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as being conducted on the date of this Agreement. The Company is duly qualified to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.
3.2
Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to execute the Transaction Documents, to issue and sell the Notes pursuant hereto, and to perform its obligations under the Transaction Documents, including issuing the Investor Shares on the terms set forth in this Agreement. The execution and delivery of the Transaction Documents by the Company and the issuance and sale of the Securities pursuant hereto, including without limitation the reservation of the Conversion Shares, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, its stockholders or any other Person in connection therewith. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar Laws relating to, or affecting generally the enforcement of creditors’ rights generally and (2) the effect of Laws governing the availability of specific performance, injunctive relief and other general principles of equity.
3.3
No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Notes hereunder will not (a) conflict with or result in a violation of the Company’s certificate of incorporation or bylaws, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of the Subsidiaries is a party, or (c) subject to the making of the filings referred to in Section 5, to the Company's knowledge, result in the violation in any material respect of any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Assuming the accuracy of the Investor’s representations in Section 4 and subject to the making of the filings referred to in Section 5, (i) no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party (including the Trading Market) in connection with the issuance of the Notes and the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion of the Notes) and (ii) the issuance of the Note, and the issuance of the Conversion Shares upon the conversion of the Notes will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.
3.4
Capitalization and Subsidiaries.
(a)
The authorized Capital Stock of the Company consists of 30,000,000 shares of Common Stock and 2,000,000 preferred shares, par value $0.01 per share. As of the close of business on December 30, 2023, 16,252,813 shares of Common Stock were issued and outstanding and zero shares of preferred stock were issued and outstanding; and since December 31, 2023, and through the date of this Agreement, the Company has issued 256,599 additional shares of Common Stock and zero additional preferred shares. The Company has duly reserved up to 3,300,231 shares of Common Stock for issuance upon conversion of the Notes. The Conversion Shares, when issued upon conversion of the Notes in accordance with its terms, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. No shares of the Company’s Capital Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Company’s certificate of incorporation and bylaws on file on the SEC’s EDGAR website are true and correct copies of the Company’s certificate of incorporation and bylaws as in effect as of the Closing Date. The Company is not in violation of any provision of its certificate of incorporation or bylaws.
(b)
Schedule 3.4(b) lists each direct and indirect subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other Equity Interests of each Subsidiary. No Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests. Each Subsidiary is duly incorporated or formed and validly existing in good standing under the laws of its jurisdiction of incorporation or formation (if a good standing concept exists in such jurisdiction) and has all requisite power and authority to own its properties and to carry on its business as now being conducted.
(c)
Neither the Company nor any Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the 1933 Act. There are no outstanding securities of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem or purchase any security of the Company or any Subsidiary. There are no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes or the Investor Shares. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.
(d)
The issuance and sale of any of the Securities will not obligate the Company to issue shares of Common Stock or other securities, or to satisfy any related contractual obligations, to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.
(e)
As of the date of this Agreement, the Company has capacity under the rules and regulations of the Trading Market to issue up to 3,300,231 shares of Common Stock (or securities convertible into or exercisable for shares of Common Stock) without obtaining Stockholder Approval.
3.5
SEC Documents; Financial Statements.
(a)
The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act for the two (2) years preceding the Closing Date (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the Closing Date and all exhibits included therein, financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, or as otherwise amended and filed with SEC, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)
As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, and audited by an independent accounting firm that is a member of the Public Companies Accounting Oversight Board consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(c)
The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) reasonable controls to safeguard assets are in place and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
3.6
Litigation and Regulatory Proceedings. There are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations threatened in writing (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of the Subsidiaries, threatened in writing against or affecting the Company or any of the Subsidiaries, the Common Stock or any other class of issued and outstanding shares of the Company’s Capital Stock, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such that could, individually or in the aggregate, have a Material Adverse Effect.
3.7
No Undisclosed Events, Liabilities or Developments. No event, development or circumstance has occurred or exists, or to the knowledge of the executive officers of the Company is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities Laws on a Registration Statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.
3.8
Compliance with Law. To the Knowledge of the Company, at the date of the Initial Closing (and after reflecting the receipt of the Funding Amount), the Company and each of the Subsidiaries and their respective businesses will be in compliance in all material respects with all applicable Laws and will be in compliance in all material respects with the rules and regulations of the Trading Market. The Company is not aware of any facts which could reasonably be anticipated to lead to have the effect of, delisting the Common Stock from the Trading Market, except for a failure of the Company to maintain a bid price in excess of $1.00, nor has the Company received any notification that the Trading Market is currently contemplating terminating such listing.
3.9
Employee Relations. Neither the Company nor any Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened in writing. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement.
3.10
Intellectual Property Rights. Except as disclosed in the SEC Documents, the Company and each Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as currently conducted, except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such IP Rights would not, individually or in the aggregate, have a Material Adverse Effect. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. To the Company’s knowledge, neither the Company nor any Subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted in writing, and no Proceeding is pending, against the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.
3.11
Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval.
3.12
Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective businesses as currently conducted, in each case free and clear of all liens, encumbrances and defects , except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any tangible real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made, and proposed to be made, of such property and buildings by the Company and the Subsidiaries except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.
3.13
Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.
3.14
Regulatory Permits. The Company and the Subsidiaries possess all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses as presently conducted, except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit.
3.15
No Materially Adverse Contracts, Etc. Neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any written judgment, decree or order which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has a Material Adverse Effect.
3.16
Taxes. The Company and the Subsidiaries each has made or filed, or caused to be made or filed, all material United States federal income and other material tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by it, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.
3.17
Solvency. After giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities, as reflected on the financial statements of the Company as of the date of this Agreement (including known contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt, as reflected on the financial statements of the Company as of the date of this Agreement, when such amounts are required to be paid. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.
3.18
Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
3.19
Certain Transactions. Other than as disclosed in the SEC Documents, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or employee thereof on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.
3.20
No General Solicitation. Neither the Company, nor any of its Affiliates has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes pursuant to this Agreement.
3.21
Acknowledgment Regarding the Investor’s Purchase of the Notes. The Company’s Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Notes, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its stockholders. The Company is entering into this Agreement and is issuing and selling the Notes voluntarily and without economic duress. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Notes and the transactions contemplated hereby and that neither the Investor nor any person affiliated with the Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Notes or any other transaction contemplated hereby.
3.22
Brokers’, Finders’ or Other Advisory Fees or Commissions. Except as set forth in the Disclosure Letter, no brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Notes or any of the other transactions contemplated by this Agreement.
3.23
OFAC. None of the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent employee or affiliate of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.
3.24
No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.
3.25
Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the knowledge of the Company, pending, threatened or contemplated.

3.26
Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
3.27
No Other Representation and Warranties. Except for the representations and warranties contained in this Section 3, (a) neither the Company nor any of its representatives (or any other Person) makes, or has made, any representation or warranty relating to the Company or its businesses or operations or otherwise in connection with this Agreement and the other Agreements or the transactions contemplated hereby, and (b) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to the Investor or any of its Affiliates or the representatives of any of the foregoing are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any express representation or warranty set forth in this Section 3.
4.
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:
4.1
Organization and Qualification. The Investor is a limited liability company, duly formed and validly existing in good standing under the laws of the State of Delaware.
4.2
Authorization; Enforcement; Compliance with Other Instruments. The Investor has the requisite power and authority to enter into this Agreement, to purchase the Notes and to perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents to which it is a party have been duly and is validly authorized by the Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and is validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.
4.3
No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor and the purchase of the Notes by the Investor will not (a) conflict with or result in a violation of the Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (c) violate in any material respect any Law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Notes and the other transactions contemplated by this Agreement.
4.4
Investment Intent; Accredited Investor. The Investor is purchasing the Notes for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Notes and the Investor Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.
4.5
No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Investor makes no other representations or warranties to the Company.
4.6
Access to Information. The Investor acknowledges that it has reviewed the disclosure materials and has been afforded and has: (i) had the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the Notes; (ii) been granted access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) been granted the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Investor acknowledges that either it has access to the SEC Documents or has received copies of the SEC Documents.
4.7
General Solicitation. The Investor is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the internet or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.
4.8
Non-Affiliate Status. The Investor is not, and has not been during the preceding ninety (90) days, an officer, director or ten percent (10%) or more stockholder of the Company, or in any other way an “affiliate” of the Company as that term is defined in paragraph (a)(1) of Rule 144.
5.
OTHER AGREEMENTS OF THE PARTIES.
5.1
Legends, etc.
(a)
Securities may only be disposed of pursuant to an effective Registration Statement under the 1933 Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws.
(b)
Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 5.1(b) or Section 5.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(c)
Certificates evidencing the Investor Shares shall not contain any legend (including the legend set forth in Section 5.1(b)): (i) while a Registration Statement is effective under the 1933 Act, (ii) following any sale of such Investor Shares pursuant to Rule 144, (iii) while such Investor Shares are eligible for sale without restriction under Rule 144, or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue any legal opinion or instruction required by the Company’s transfer agent to comply with the requirements set forth in this Section. At such time as a legend is no longer required for the Investor Shares under this Section 5.1(c), the Company will, no later than three (3) Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Investor Shares containing a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such Investor Shares that is free from all restrictive and other legends. In addition to any other remedies available to the Investor, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Investor Shares (based on the VWAP of the Common Stock on the date such Investor Shares are submitted to the Company or the Company’s transfer agent) delivered for removal of the restrictive or other legend, $5 per Trading Day for each Trading Day after the Legend Removal Date until such Investor Shares are delivered without a legend. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing.

5.2
Furnishing of Information. As long as the Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. As long as the Investor owns the Securities, if the Company is not required to file reports pursuant to such laws, it will use commercially reasonable efforts to prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Investor Shares under Rule 144. The Company further covenants that it will use commercially reasonable efforts to take such further action as any holder of the Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Investor Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or other applicable exemptions.
5.3
Integration. The Company shall not, and shall use commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investor, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market that would require, under the rules of the Trading Market, Stockholder Approval.
5.4
Notification of Certain Events. The Company shall give prompt written notice to the Investor of (a) the occurrence or non-occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of the Company contained in this Agreement or any other Transaction Document, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (b) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (c) any failure of the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the Investor’s obligations hereunder, (d) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (e) any Proceeding pending or, to the Company’s knowledge, threatened in writing against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.
5.5
Available Stock. The Company shall at all times keep authorized and reserved and available for issuance, free of preemptive rights, such number of shares of Common Stock as are issuable upon repayment or conversion in full of the Notes at any time. If the Company determines at any time that it does not have a sufficient number of authorized Common Stock to satisfy its obligations to issue the Common Stock required to be issued upon repayment or conversion in full of the Notes pursuant to this Section 5.5, the Company shall use commercially reasonable efforts to increase the number of authorized Common Stock by seeking Stockholder Approval for the authorization of such additional shares.
5.6
Use of Proceeds. The Company will use the proceeds from the sale of the Notes for working capital and general corporate purposes.

5.7
Taking of Necessary Action. Each party agrees to use commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Notes hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Notes, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.
5.8
Repayment of Indebtedness. The Company shall not make any voluntary cash prepayments on any Indebtedness, other than Permitted Indebtedness, at any time while any amounts are owing under the Notes other than cash payments the Company is required to make pursuant to the express terms thereof.
5.9
Intercreditor Agreement. In the event that the Company or any Subsidiary incurs debt or issues convertible debt securities to a seller as partial consideration paid to such seller in connection with an Acquisition, unless otherwise waived in writing by the Investor, as a condition to consummation of such Acquisition, the holder of such debt or convertible debt securities shall enter into an intercreditor agreement with the Company and the Investor on terms reasonably satisfactory to the Investor.
5.10
Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions without the Investor’s prior written consent, until thirty (30) days after such date on which the Notes have been repaid in full, as applicable, and/or have been converted into Conversion Shares.
5.11
Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”), and shall, within four (4) days following the date hereof, file a Current Report on Form 8-K (the “Form 8-K”) disclosing the material terms of the transactions contemplated by the Transaction Documents, including this Agreement, as an exhibit thereto; provided, that the Company may not issue the Press Release without the Investor’s prior written consent. The Company shall provide a copy of the draft Form 8-K to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. The Company shall not issue any press release nor otherwise make any such public statement regarding the Investor or the Transaction Documents without the prior written consent of the Investor, such consent not to be unreasonably withheld, except if such disclosure is made in a manner consistent with the Press Release or Form 8-K, or is required by Law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. Following the execution of this Agreement, the Investor and its Affiliates and/or advisors may place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing the Investor’s relationship with the Company under this Agreement in a manner consistent with the Press Release or Form 8-K and including the name and corporate logo of the Company. Notwithstanding anything herein to the contrary, and to the extent necessary in order to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and the Investor, and each employee, representative or other agent of the Company or the Investor, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.
5.12
Indemnification of the Investor. Subject to the provisions of this Section 5.12, the Company will indemnify and hold the Investor and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) (together, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against the Investor Parties, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach by such Investor Party’s of any agreements or understandings such Investor Party may have with any such stockholder), (c) any misrepresentation made by the Company in any Transaction Document or in any SEC Document, (d) any omission to state any material fact necessary in order to make the statements made in any SEC Document, in light of the circumstances under which they were made, not misleading, or (e) any Proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not an Investor Party is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (a) through (e) above. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 5.12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law. The provisions of this Section 5.12 shall survive the termination or expiration of this Agreement.
5.13
Indemnification by the Investor. The Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable Law, from and against all Losses arising out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by the Investor in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that such untrue statements or omissions are based solely upon information regarding the Investor furnished to the Company by the Investor in writing expressly for use therein, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of the Investor Shares and was reviewed and expressly approved by the Investor expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Investor Shares giving rise to such indemnification obligation.
5.14
Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. To the extent the Company provides the Investor with material, non-public information, the Company shall publicly disclose such information within twenty-four (24) hours of providing the information to the Investor; provided, however, in the event that such material non-public information is provided to Investor pursuant to Section 10, the Company shall publicly disclose such information within five (5) Business Days of providing the information to the Investor. The Company understands and confirms that the Investor shall be relying on the foregoing representation in effecting transactions in securities of the Company. Notwithstanding the foregoing, nothing in this Section 5.14 shall prohibit the Company from performing a contractual obligation pursuant to the terms of the Transaction Documents.
5.15
Stockholder Approval. To fulfill its obligations under the Transaction Documents, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) on or before the 120th calendar day following the date hereof for the purpose of obtaining the Stockholder Approval; provided, however, such 120 calendar days shall be increased to 150 calendar days in the event the Company receives comments to its proxy statement from the SEC, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Stockholder Approval until the date the Stockholder Approval is obtained.
5.16
Listing of Securities. The Company shall or shall have: (a) in the time and manner required by each Trading Market on which the Common Stock is listed, prepare and file with such Trading Market a subsequent listing application or equivalent document covering the Investor Shares, (b) provide to the Investor evidence of such Trading Market’s completion of review of the Listing of Additional Shares form, and (c) maintain the listing of such shares on each such Trading Market.
5.17
Antitrust Notification. If the Investor determines, in its sole judgment and upon the advice of counsel, that the issuance of the Notes or the Investor Shares pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Investor of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with such issuance.
5.18
Reserved.
5.19
Share Transfer Agent. The Company has informed the Investor of the name of its share transfer agent and represents and warrants that the transfer agent participates in the Depository Trust Company Fast Automated Securities Transfer program. The Company shall not change its share transfer agent without the prior written consent of the Investor.
5.20
Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Investor shall not be entitled to receive shares representing Equity Interests upon conversion of the Notes or as otherwise required pursuant to the terms of this Agreement or the other Transaction Documents to the extent (but only to the extent) that such conversion or receipt, as applicable, would cause the Holder Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds (i) prior to the receipt of Stockholder Approval, 19.99% the Equity Interests of such class that are outstanding on the date hereof, and (ii) following the receipt of Stockholder Approval, 30% of the Equity Interests of such class that are outstanding on the date hereof.
5.21
Set-Off.
(a)
The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any other Transaction Document.
(b)
The Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.21 (including varying the date for payment of any amount payable by the Investor to the Company).
6.
CLOSING CONDITIONS
6.1
Conditions Precedent to the Obligations of the Investor. The obligations of the Investor to fund a Note at each Closing are subject to the satisfaction or waiver by the Investor, at or before such Closing of each of the following conditions:
(a)
Required Documentation. The Company must have delivered to the Investor: (i) a duly executed certificate of an officer of the Company appending thereto (A) copies of duly executed resolutions or consents, of the Board of Directors approving and consenting to such party’s execution and performance of its obligations under the Transaction Documents and the transaction contemplated thereby, (B) a certificate of good standing or equivalent document dated no more than five (5) days prior to the date hereof, in respect of such party, (C) true and correct copies of the certificate of incorporation and bylaws of the Company, (D) incumbency signatures of such party; and (ii) copies of each Transaction Document, duly executed by the Company or the Transfer Agent, as applicable;
(b)
Consents and Permits. The Company must have obtained and delivered to the Investor copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby, including pursuant to Section 3.14 of this Agreement;
(c)
Trading Market Submission. The Company shall have submitted a listing of additional share form with the Trading Market relating to the issuance of the Initial Note, the Incentive Shares, the Repayment Shares and the Conversion Shares, if required by the rules and regulations of the Trading Market.
(d)
No Event(s) of Default. No Event of Default has occurred, and no Event of Default would result from the execution of this Agreement as determined by the Investor in good faith upon the reasonable written advice of its counsel.
(e)
Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of the date when made and as of the Closing Date as though made on and as of such date;

(f)
Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;
(g)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
(h)
No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one day on which the Trading Market is open solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;
(i)
Limitation on Beneficial Ownership. The issuance of such Note shall not cause the Investor Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage of the Equity Interests of such class that are outstanding at such time;
(j)
Funds Flow Request. The Company shall have delivered to the Investor a flow of funds request, substantially in the form set out in Exhibit B; and
(k)
Opinion of Counsel. The Investor shall have received an opinion of counsel to the Company and its Subsidiaries, acceptable to the Investor in its sole discretion.
6.2
Conditions Precedent to the Obligations of the Company. The obligations of the Company to issue a Note are subject to the satisfaction or waiver by the Company, at or before each Closing, of each of the following conditions:
(a)
Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of the date when made and as of the Closing Date as though made on and as of such date;
(b)
Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing;
(c)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(d)
Required Documentation. The Investor shall have delivered copies of each applicable Transaction Document to which it is a party.
7.
EVENTS OF DEFAULT
7.1
Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:
(a)
an Event of Default (as defined in the Notes);
(b)
any of the representations or warranties made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Document or public filing being inaccurate, false or misleading in any material respect, as of the date on which it was made or is deemed to have been made, including as of each Closing Date, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investor or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, including as of each Closing Date; or
(c)
a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement, including those set forth in Section 9 and such failure continues for a period of five (5) Business Days after the Company receives written notice from the Investor to comply with such covenant or agreement.
7.2
Investor Right to Investigate an Event of Default. If in the Investor’s reasonable opinion, an Event of Default has occurred, or is or may be continuing:
(a)
the Investor may notify the Company that it wishes to investigate such purported Event of Default;
(b)
the Company shall cooperate with the Investor in such investigation;
(c)
the Company shall comply with all reasonable requests made by the Investor to the Company in connection with any investigation by the Investor and shall (i) provide all information requested by the Investor in relation to the Event of Default to the Investor; provided that the Investor agrees that any materially price sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within three (3) Business Days of such request; and
(d)
the Company shall pay all reasonable costs incurred by the Investor in connection with any such investigation.
7.3
Remedies Upon an Event of Default
(a)
If an Event of Default occurs pursuant to Section 7.1(a), the Investor shall have such remedies as are set forth in the Notes (unless the Investor has transferred the Note(s) other than to any of its Affiliates).

(b)
If an Event of Default occurs pursuant to Section 7.1(b) or Section 7.1(c) and is not remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) five (5) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Investor may declare, by notice to the Company, effective immediately, all outstanding obligations by the Company under the Transaction Documents to be immediately due and payable in immediately available funds (unless the Investor has transferred the Note(s) other than to any of its Affiliate) and the Investor shall have no obligation to consummate a Closing or to accept the conversion of the Notes into Conversion Shares .
8.
TERMINATION
8.1
Events of Termination. This Agreement:
(a)
may be terminated:
(i)
by the Investor on the occurrence or existence of a Securities Termination Event or a Change of Control;
(ii)
by mutual written agreement of the Company and the Investor;
(iii)
by either Party, by written notice to the other Party, effective immediately, if the Closing has not occurred within ten (10) Business Days of the date specified by this Agreement or such later date as the Company and the Investor agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(iii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the Closing to occur; or
(iv)
by the Investor, in accordance with Section 7.3(b).
8.2
Effect of Termination.
(a)
Subject to Section 8.2(b), each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.
(b)
If the Investor terminates this Agreement under Section 8.1(a)(i):
(i)
the Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable without presentment, demand, protest or any other notice of any kind all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and
(c)
Nothing in this Agreement will be deemed to release the Investor from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.
9.
REGISTRATION RIGHTS
9.1
Registration.
(a)
Registration Statement. On or prior to (i) the Initial Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement or a prospectus supplement, as applicable, covering the resale of all of the Investor Shares issuable in respect of the Initial Note and the Incentive Shares (the “Initial Registration Statement”), and (ii) the Subsequent Note Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement or a prospectus supplement, as applicable, covering the resale of all of the Investor Shares issuable in respect of the Subsequent Note (the “Subsequent Note Registration Statement”). The foregoing Registration Statements shall be filed on Form S-3 (except if the Company is not then eligible to register for resale the registrable securities on Form S-3, in which case such registration shall be on Form S-1 another appropriate form in accordance with the 1933 Act and the 1934 Act). Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investor and its counsel at least five (5) Business Days prior to its filing or other submission and the Company shall incorporate all reasonable comments provided by the Investor or its counsel. Notwithstanding any other provision of this Section 9, if the staff of the SEC does not permit all of the Investor Shares to be registered on the Initial Registration Statement or the Subsequent Note Registration Statement or requires the Investor to be named as an “underwriter”, then the Company shall use commercially reasonable efforts to persuade the staff of the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Investor is not an “underwriter”; provided, however, that in no event shall the Company be required to continue discussions with the staff of the SEC if the Company reasonably determines that doing so is reasonably likely to cause the Company to incur liquidated damages because of a failure to have the Initial Registration Statement or the Subsequent Note Registration Statement declared effective prior to the Effectiveness Deadline. In the event that, despite the Company’s commercially reasonable efforts to advocate with the SEC for the registration of all of the applicable Investor Shares in accordance with the SEC Guidance, the Company shall (i) remove from the Registration Statement such portion of the Investor Shares (the “Cut Back Shares”) as determined below and/or (ii) agree to such restrictions and limitations on the registration and resale of the Investor Shares as the staff of the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Investor as an “underwriter” in a Registration Statement without the prior written consent of the Investor; provided, further, that if the Investor refuses to be named as an underwriter as required by the SEC Restrictions the Investor Shares shall be removed from the Initial Registration Statement or the Subsequent Note Registration Statement and the applicable Investor Shares shall be deemed to constitute Cut Back Shares and the provisions of this Section 9.1(a) shall apply to such Cut Back Shares. In the event of a cutback hereunder, the Company shall give the Investor at least three (3) Trading Days prior written notice along with the calculations as to the Investor’s allotment. In furtherance of the foregoing, the Investor shall promptly notify the Company when it has sold substantially all of its Investor Shares covered by the Initial Registration Statement or the

Subsequent Note Registration Statement (or any Additional Registration Statement (as defined below)) so as to enable the Company to determine whether it can file one or more additional registration statements covering the Cut Back Shares and the Company agrees that it shall file one or more additional Registration Statements (each, an “Additional Registration Statement”) as promptly as possible, and in any event on or prior to the applicable Additional Filing Deadline, successively using its commercially reasonable efforts to register on each such Additional Registration Statement the maximum number of remaining Cut Back Shares that continue to constitute registrable securities until all of the Cut Back Shares that continue to constitute registrable securities have been registered with the SEC.
(b)
Expenses. Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Section 9, including all fees and expenses associated with effecting the registration of the Investor Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing Investor Shares for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investor up to $25,000 and the Investor’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Investor Shares being sold.
(c)
Effectiveness. The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after filing thereof but in no event later than the date that is ninety (90) days following the Closing Date. The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after such Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.
(d)
Piggyback Registration Rights. If the Company at any time determines to file a registration statement under the 1933 Act to register the offer and sale, by the Company, of Common Stock (other than (x) on Form S-4 or Form S-8 under the 1933 Act or any successor forms thereto, (y) an at-the-market offering, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to the Investor of its intention to so register the offer and sale of Common Stock and, upon the written request, given within five (5) Business Days after delivery of any such notice by the Company, of the Investor to include in such registration the Investor Shares (which request shall specify the number of Investor Shares proposed to be included in such registration), the Company shall cause all such Investor Shares to be included in such registration statement on the same terms and conditions as the Common Stock otherwise being sold pursuant to such registered offering.
9.2
Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Investor Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)
use commercially reasonable efforts to cause each Registration

Statement to become effective and to remain continuously effective for a period that will terminate upon the first date on which all Investor Shares issuable under the Notes that have been issued pursuant to this Agreement are either covered by such Registration Statement or may be sold without restriction, including volume or manner-of-sale restrictions, pursuant to Rule 144 or have been sold by the Investor (the “Effectiveness Period”) and advise the Investor in writing when the Effectiveness Period has expired;
(b)
prepare and file with the SEC such amendments and post-effective amendments and supplements to each Registration Statement and the Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Investor Shares covered thereby;
(c)
provide copies to and permit counsel designated by the Investor to review all amendments and supplements to a Registration Statement no fewer than three (3) Business Days prior to its filing with the SEC and not file any document to which such counsel reasonably objects;
(d)
furnish to the Investor and its legal counsel, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Investor Shares that are covered by the related Registration Statement;
(e)
immediately notify the Investor of any request by the SEC for the amending or supplementing of a Registration Statement or Prospectus or for additional information;
(f)
use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and notify the Company of the issuance of any such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose;
(g)
prior to any public offering of Investor Shares, use commercially reasonable efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Investor Shares for offer and sale under the securities or Blue Sky Laws of such jurisdictions requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Investor covered by a Registration Statement and the Company shall promptly notify the Investor of any notification with respect to the suspension of the registration or qualification of any of such Investor Shares for sale under the securities or Blue Sky Laws of such jurisdictions or its receipt of notice of the initiation or threat of any proceeding for such purpose;
(h)
immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, a Registration Statement or Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Registration Statement or Prospectus as may be necessary so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of such Prospectus, in light of the circumstances in which they were made);
(i)
otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act;
(j)
hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to complete a Registration Statement or to avoid or correct a misstatement or omission in such Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, and upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; and
(k)
take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of all Investor Shares pursuant to each Registration Statement.
9.3
Indemnification.
(a)
Indemnification by the Company. The Company will indemnify and hold harmless the Investor Parties, from and against any Losses to which they may become subject under the 1933 Act or otherwise, arising out of, relating to or based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus, final Prospectus or other document, including any Blue Sky Application (as defined below), or any amendment or supplement thereof or any omission or alleged omission of a material fact required to be stated therein or, in the case of the Registration Statement, necessary to make the statements therein not misleading or, in the case of any preliminary Prospectus, final Prospectus or other document, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any Blue Sky Application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Investor Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) any violation or alleged violation by the Company or its agents of the 1933 Act, the 1934 Act or any similar federal or state law or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to any action or inaction required of the Company in connection with the registration or the offer or sale of the Investor Shares pursuant to any Registration Statement; or (iv) any failure to register or qualify the Investor Shares included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse the Investor Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Losses; provided, however, that the Company will not be liable in any such case if and to the extent, but only to the extent, that (A) any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus, or (B) with respect to any Prospectus, if the untrue statement or omission of material fact contained in such Prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Investor, and the Investor seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.
(b)
Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice in writing to the indemnifying party of any claim, action, suit or proceeding with respect to which it seeks indemnification following such Person’s receipt of, or such Person otherwise become aware of, the commencement of such claim, action, suit or proceeding and (ii) permit such indemnifying party to assume the defense of such claim, action, suit or proceeding with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon the reasonable written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); provided, further, that the failure or delay of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure or delay to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
(c)
Contribution. If for any reason the indemnification provided for in the preceding paragraph (a) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any other rights or remedies that any indemnified party may have under applicable law, by separate agreement or otherwise.
9.4
Effect of Failure to File and Maintain Effectiveness of any Registration Statement. In addition to any other remedies provided under the Transaction Documents, if (i) a Registration Statement covering the resale of all of the Investor Shares and required to be filed by the Company pursuant to Section 9.1 is not filed with the SEC on or before the applicable Filing Deadline (a “Filing Failure”), (ii) on any day after the effective date of a Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the shares of Common Stock on a Trading Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), other than the period of time where the Registration Statement is not effective due to a post-effective amendment filing to the Registration Statement after an Annual Report on Form 10-K is filed, or (iii) if the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable (a “Current Public Information Failure”) as a result of which the Investor is unable to sell those Investor Shares included in such Registration Statement without restriction under Rule 144 (INCLUDING, WITHOUT LIMITATION, VOLUME RESTRICTIONS), THEN, AS PARTIAL RELIEF FOR THE DAMAGES TO ANY HOLDER BY REASON OF ANY SUCH DELAY IN, OR REDUCTION OF, ITS ABILITY TO SELL THE UNDERLYING SHARES OF COMMON STOCK (WHICH REMEDY SHALL NOT BE EXCLUSIVE OF ANY OTHER REMEDIES AVAILABLE AT LAW OR IN EQUITY), THE COMPANY SHALL PAY TO EACH HOLDER OF INVESTOR SHARES RELATING TO SUCH REGISTRATION STATEMENT AN AMOUNT IN CASH EQUAL TO TWO PERCENT (2.0%) of the OUTSTANDING PRINCIPAL AMOUNT (1) on the date of such Filing Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) ON every thirty (30) day anniversary of (I) A FILING FAILURE UNTIL SUCH FILING FAILURE IS CURED; (II) A MAINTENANCE FAILURE UNTIL SUCH MAINTENANCE FAILURE IS CURED; AND (III) A CURRENT PUBLIC INFORMATION FAILURE UNTIL THE EARLIER OF (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which a holder of Investor Shares shall be entitled pursuant to this

Section 9.4 are referred to herein as “Registration Delay Payments.”; provided, that no Registration Delay Payments shall be required following the termination of the Effectiveness Period and provided further that in no event shall the aggregate Registration Delay Payments accruing under this Section 9.4 exceed twenty percent (20%) of the initial Outstanding Principal Amount. Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Trading Day after such cure. Notwithstanding the foregoing, (i) no single event or failure with respect to a particular Registration Statement shall give rise to more than one type of Registration Delay Payment with respect to such Registration Statement, (ii) no Registration Delay Payments shall be owed to the Investor (with respect to any period during which all of Investor Shares may be sold by the Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) with respect to any Investor Shares excluded from a Registration Statement by election of the Investor.
10.
RIGHTS TO FUTURE STOCK ISSUANCES. Subject to the terms and conditions of this Section 10 and applicable securities laws, if at any time prior to date that is twenty four (24) months following the Initial Closing, the Company proposes to offer or sell any New Securities (a “Subsequent Financing”), the Company shall first offer the Investor the opportunity to purchase up to fifteen percent (15%) of such New Securities (the “Participation Maximum”). The Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate among itself and its Affiliates.

10.1
Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), the Company shall deliver to the Investor a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and subject to any confidentiality provisions and applicable privacy laws, the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

10.2
The Investor must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to the Investor (the “Notice Termination Time”) that it is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Investor as of such Notice Termination Time, the Investor shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

10.3
The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 10, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

10.4
The Company and the Investor agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release after market close if the transaction documents are executed during trading hours on a Trading Day or prior to 9:30 am (New York City time) on the immediately following Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, prior to 9:30 am (New York City time) on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

10.5
Notwithstanding anything to the contrary in this Section 10 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Investor will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

10.6
The right of first offer in this Section 10 shall not be applicable to Exempted Securities.

11.
GENERAL PROVISIONS
11.1
Fees and Expenses. Prior to the date of this Agreement, the Company shall have paid Lucosky Brookman LLP $25,000. At the Closing, the Company shall reimburse the Investor up to an additional $25,000 of due diligence costs and reasonable fees and disbursements of Lucosky Brookman LLP in connection with the preparation of the Transaction Documents, it being understood that Lucosky Brookman LLP has not rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other similar taxes and duties levied in connection with the issuance of the Notes to the Investor.

11.2
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

IRIDEX Corporation
1212 Terra Bella Avenue
Mountain View, CA 94043

Telephone: [***]
Email: [***]
Attention: David I. Bruce

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention: Philip H. Oettinger

If to the Investor:

Lind Global Asset Management IX LLC
c/o The Lind Partners LLC
444 Madison Avenue, Floor 41
New York, NY 10022
Telephone: [***]
Email: [***]
Attention: Jeff Easton

With a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South
Fifth Floor
Woodbridge, NJ
Telephone: [***]
Email: [***]
Attention: Seth Brookman

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

11.3
Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.
11.4
Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.
11.5
Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Investor irrevocably submit to the jurisdiction of such court, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.
11.6
WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.
11.7
Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.
11.8
Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

11.9
Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
11.10
Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
11.11
Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.
11.12
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
11.13
Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
11.14
Counterparts. This Agreement may be executed in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.
11.15
Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement and the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Investor has reason to believe that the Company will not comply with this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY: INVESTOR:

IRIDEX CORPORATION Lind Global Asset Management IX LLC

By: /s/ David I. Bruce By:/s/ Jeff Easton

Name: David I. Bruce Name: Jeff Easton

Title: CEO Title: Authorized Signatory

[Signature Page of Securities Purchase Agreement]

EXHIBIT A

NOTE

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, ADDRESSED TO [NAME/TITLE] AT [ADDRESS], THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YEILD TO MATURITY OF THE NOTE.

IRIDEX CORPORATION

Senior Convertible Promissory Note

due [_____]1

Note No. [•] $[_]
Dated: [_][_], 202[4][5]2 (the “Issuance Date”)

For value received, IRIDEX Corporation, a Delaware corporation (the “Maker” or the “Company”), hereby promises to pay to the order of Lind Global Asset Management IX LLC, a Delaware limited liability company (together with its successors and representatives, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of [FOUR MILLION TWO HUNDRED THOUSAND DOLLARS ($4,200,000)]3 [ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000)]4 (the “Principal Amount”).

All payments under or pursuant to this Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A.

1 Insert date that is 24 months from issuance.

2 Insert Issuance Date.

3 Principal Amount for Initial Note.

4 Principal Amount for Subsequent Note, which may be lowered in accordance with the Purchase Agreement.

The outstanding principal balance of this Note shall be due and payable on [_____]5 (the “Maturity Date”) or at such earlier time as provided herein. All calculations made pursuant to this Note shall be rounded down to three decimal places.

ARTICLE 1
1.1
Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of August 4, 2024 (as the same may be amended from time to time, the “Purchase Agreement”), by and between the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.
1.2
Interest. Other than as set forth in Section 2.2 herein, this Note shall not bear interest.
1.3
Principal Installment Payments. Commencing on the date that is one hundred twenty (120) days from the Issuance Date, the Maker shall repay to the Holder the Outstanding Principal Amount hereunder in twenty (20) consecutive monthly installments (each, a “Monthly Payment”), on such date and each one (1) month anniversary thereof (each, a “Payment Date”), an amount equal to [Two Hundred Ten Thousand and Zero/100 Dollars ($210,000.00)]6, until the Outstanding Principal Amount has been paid in full prior to or on the Maturity Date or, if earlier, upon acceleration, repayment, conversion or redemption of this Note in accordance with the terms herein. The Monthly Payments shall, at the Maker’s option, be made in (i) cash, (ii) Repayment Shares, or (iii) a combination of cash and Repayment Shares; provided that the number of Repayment Shares to be delivered in accordance with clause (ii) or (iii) shall be determined by dividing (X) the portion of the Principal Amount being paid in shares of Common Stock, by (Y) the Repayment Share Price; provided, however, that no portion of the Principal Amount may be paid in Repayment Shares unless such Repayment Shares (A) may be immediately resold pursuant to Rule 144 by Persons other than the Company’s Affiliates or holders of Conversion Shares that have been the Company’s Affiliates at a time during the immediately preceding three months, without restriction on the number of shares to be sold or manner of sale, or (B) are registered for resale under the 1933 Act and the registration statement is in effect and lawfully usable to effect immediate sales of such Repayment Shares. The Company must provide advance written notice to the Holder of whether it will elect to pay a Monthly Payment in cash, Repayment Shares or a combination thereof as follows: (i) with respect to the first Monthly Payment, at least ten (10) Business Days before the Payment Date, and (ii) with respect to each Monthly Payment thereafter, within three (3) Business Days of the prior Payment Date; provided, however, that if no such notice is provided within the timeframes set forth above, such Monthly Payments shall be made in Repayment Shares. Any Monthly Payment made in cash shall also include an additional payment in cash of four percent (4%) of such Monthly Payment which shall be in addition to any other amounts owing under this Note and shall not be applied towards the Outstanding Principal Amount. Notwithstanding the foregoing, with respect to no more than two of the Monthly Payments , the Holder may elect by delivering written notice to the Maker of its election to increase such Monthly Payment at least

5 Insert date that is 24 Months from issuance.

6 Amortization amount for Initial Note; Amortization amount for Subsequent to be 1/20th of Principal Amount

2

two (2) Trading Days prior to the applicable Payment Date for such Monthly Payment to increase the amount of such Monthly Payment to up to eight hundred thousand dollars ($800,000.00); provided that any such increased Monthly Payment shall be made in Repayment Shares. In respect of any particular Monthly Payment elected to be increased by the Holder, the Holder may provide one or more notices to the Maker of its election to increase such Monthly Payment at least two (2) Trading Days prior to, or at any time following, the applicable Payment Date; provided that such notice shall be provided to the Company before the date that is two (2) Trading Days prior to the next succeeding Payment Date and that the amounts of the increases elected in such notices shall not cause the amount of such Monthly Payment to exceed in the aggregate $800,000.00. Following any such increased Monthly Payment, the amount of such increase shall be deducted from the amount of the last Monthly Payment owing hereunder until such Monthly Payment is reduced to zero and each Monthly Payment immediately preceding such Monthly Payment in reverse chronological order until such preceding Monthly Payment is also reduced to zero. Any Repayment Shares required to be delivered pursuant to this Section 1.3 as a result of notice given by the Holder to increase the Monthly Payment following the applicable Payment Date, will be required to delivered from such notice date in accordance with the time frames set forth in Section 3.2.

1.4
Prepayment. The Maker may repay all, but not less than all, of the then Outstanding Principal Amount at a repayment price equal to the Prepayment Amount on any date following the Prepayment Right Date; provided that the Maker shall have given no less than ten (10) day’s written notice to the Holder of such intended prepayment (the “Prepayment Notice”). If the Maker elects to prepay this Note pursuant to this Section 1.4, the Holder shall have the right to deliver a written notice to the Company (a “Prepayment Conversion Notice”) within five (5) Business Days of the Holder’s receipt of a Prepayment Notice, of the Holder’s election to convert up to one third (1/3) of the Outstanding Principal Amount (the “Maximum Amount”) in accordance with the provisions of Article 3. Such Prepayment Conversion Notice shall specify the portion of the Outstanding Principal Amount (up to the Maximum Amount) that the Holder is electing to convert pursuant to this Section 1.4. Upon delivery of a Prepayment Notice, the Maker irrevocably and unconditionally agrees to, within five (5) Business Days of receiving a Prepayment Conversion Notice, and if no Prepayment Conversion Notice is received, within ten (10) Business Days of delivery of a Prepayment Notice: (i) repay the Outstanding Principal Amount in cash at a repayment price equal to (X) the Prepayment Amount (as defined in the Purchase Agreement), minus (Y) the Outstanding Principal Amount to be converted pursuant to the Prepayment Conversion Notice and (ii) issue a number of Conversion Shares, if any, equal to (A) the Outstanding Principal Amount to be converted pursuant to such Prepayment Conversion Notice divided by (B) the lesser of (I) the Repayment Share Price or (II) the Conversion Price (each as defined below), in accordance with Article 3, as applicable. The foregoing notwithstanding, the Maker may not deliver a Prepayment Notice with respect to any Outstanding Principal Amount that is subject to a Conversion Notice delivered by the Holder in accordance with Article 3 prior to the date the Company delivers the Prepayment Notice.
1.5
Delisting from a Trading Market. If at any time the Common Stock ceases to be listed on a Trading Market (a “Delisting Event”), (i) the Holder may deliver a demand for payment to the Company and, if such a demand is delivered, the Company shall, within ten (10) Business Days following receipt of the demand for payment from the Holder, pay all of the Outstanding Principal Amount or (ii) the Holder may, at its election, at any time following the Issuance Date,

3

upon notice to the Company in accordance with Section 5.1, convert all or a portion of the Outstanding Principal Amount at a conversion price equal to the lower of (A) the then-current Conversion Price and (B) the greater of (x) the Floor Price and (y) eighty percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to delivery by the Holder of its notice of conversion pursuant to this Section 1.5. The Company and the Holder each acknowledge that they intend to engage each other to discuss this provision upon the occurrence of a Delisting Event.
1.6
Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.
1.7
Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.8 of this Note; provided that such transfer or sale shall not be to a Person reasonably deemed to be a Competitor of the Company without the Company’s consent.
1.8
Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.
1.9
Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.
1.10
Floor Price. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, in no event shall any shares of Common Stock be issued pursuant to this Agreement or the other Transaction Documents, upon conversion of this Note or otherwise, at a price per share lower than the Floor Price.
ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the events described below:

(a)
any default in the payment of the Principal Amount or any accrued and unpaid interest hereunder when due (whether on the Maturity Date or by acceleration) and such default continues for a period of two (2) Business Days;
(b)
the Maker shall fail to observe or perform any other covenant, condition or agreement contained in this Note or any Transaction Document, other than those described in Sections 2.1(c), (d), (f), (i), (m), or (n) and such failure continues for a period of ten (10) Business Days;
(c)
the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into Common Stock;

4

(d)
the Maker shall fail to (i) timely deliver Investor Shares as and when required or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the other Transaction Documents and such payment failure continues for five (5) Business Days;
(e)
[Reserved];
(f)
at any time the Maker shall fail to have the Required Minimum of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full of this Note (disregarding for this purpose any and all limitations of any kind on such conversion contained in the Transaction Documents other than the Floor Price);
(g)
any representation or warranty made by the Maker or any of its Subsidiaries herein or in the Purchase Agreement, this Note or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect as of the date on which it was made;
(h)
[Reserved];
(i)
the Maker or any of its Significant Subsidiaries shall (A) default in any payment of any amount or amounts of principal of on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity and, in the case of clauses (A) and (B), such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such Indebtedness shall not have been paid or discharged, as the case may be, within 10 days;
(j)
the Maker or any of its Significant Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

5

(k)
a proceeding or case shall be commenced in respect of the Maker or any of its Significant Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Significant Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Significant Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;
(l)
one or more final judgments or orders for the payment of money aggregating in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Significant Subsidiaries;
(m)
the failure of the Maker to instruct the Transfer Agent to remove any legends from shares of Common Stock and issue such unlegended certificates to the Holder within as required pursuant to the terms of this Note;
(n)
the Maker’s Common Stock is no longer publicly traded or ceases to be listed on the Trading Market or, after the six month anniversary of the Issuance Date, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction;
(o)
the Maker proposes to or does consummate a “going private” transaction as a result of which the Common Stock will no longer be registered under Sections 12(b) or 12(g) of the 1934 Act;
(p)
there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the Transfer Agent restricting the trading of such Common Stock and such order, suspension or restriction shall continue for two (2) Trading days;
(q)
the Depository Trust Company places any restrictions on transactions in the Common Stock or the Common Stock are no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program;
(r)
the Company’s Market Capitalization is below $20,000,000.00 for ten (10) consecutive days; or
(s)
the Maker challenges the enforceability of any provision of this Note or any Transaction Document days.

6

2.2 Remedies Upon an Event of Default.

(t)
Upon the occurrence of any Event of Default , the Maker shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date, upon conversion, redemption or prepayment of this Note or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof.
(u)
Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within two (2) Business Days of the Company’s knowledge of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred.
(v)
Upon the occurrence and during the continuance of an Event of Default, the Holder may at any time at its option (1) declare the Mandatory Default Amount due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker and (2) exercise all other rights and remedies available to it under the Transaction Documents; provided, however, that (x) upon the occurrence of an Event of Default described above or an event which with the passage of time may result in an Event of Default, the Holder, in its sole and absolute discretion (without the obligation to provide notice of such Event of Default or potential Event of Default), may: (a) from time-to-time demand that all or a portion of the Outstanding Principal Amount be converted into shares of Common Stock at the lower of (i) the then-current Conversion Price and (ii) the greater of (A) the Floor Price and (B) eighty-percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to the delivery by the Holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the other Transaction Documents or applicable law and (y) upon the occurrence of an Event of Default described in Section 2.1(j) and (k) above, the Mandatory Default Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker. Notwithstanding the foregoing and provided no other Event of Default has occurred or occurs the Company upon the occurrence of an Event of Default under Section 2.1(r) shall not be required to make a cash payment in respect of the Mandatory Default Amount for a period of one hundred twenty (120) days from the occurrence of such Event of Default; provided, however, that the Holder shall be entitled to exercise such other rights, powers, privileges, remedies and interests as are available to it under this Note, the Purchase Agreement, the other Transaction Documents or applicable law.
(w)
No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder.
(x)
No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

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ARTICLE 3
3.1
Conversion.
(a)
Conversion. At any time following the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the Outstanding Principal Amount that the Holder elects to convert (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit B (the “Conversion Notice”), in accordance with the instructions set forth in Section 5.1 to the Maker. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”). Any amounts of the Outstanding Principal Amount converted pursuant to this Section 3.1(a) shall be credited to the next scheduled Monthly Payment, or if any amount of the Outstanding Principal Amount converted hereunder exceeds the next scheduled Monthly Payment, the next succeeding scheduled Monthly Payment(s) shall be credited, as applicable.
(b)
Conversion Price. The “Conversion Price” means, $2.44, and shall be subject to adjustment as provided herein, subject to the Floor Price.
3.2
Delivery of Conversion Shares. As soon as practicable after the occurrence of any event requiring the issuance of Conversion Shares, and in any event within four (4) Trading Days for the first conversion hereunder and within two (2) Trading Days for any conversion thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and nonassessable Common Stock to which the Holder shall be entitled, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends, except for any such legends as may be required under the Securities Act. In lieu of delivering physical certificates for the shares of Common Stock issuable upon the occurrence of any event requiring the issuance of Conversion Shares in accordance with this Note, provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause the Transfer Agent to electronically transmit such Conversion Shares so issuable to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit and Withdrawal At Custodian (“DWAC”) system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee); provided, that such issuance shall only be made through DTC’s DWAC system if such Conversion Shares will be issued free of restrictive legends.
3.3
Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note or as otherwise required pursuant to the terms of the Transaction Documents to the extent (but only to the extent) that such conversion or receipt, as applicable, would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the

8

meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined in the Purchase Agreement) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note or as otherwise required pursuant to the terms of the Transaction Documents prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note or as otherwise required pursuant to the terms of the Transaction Documents is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 3.3 apply, the determination of whether this Note is convertible and of which portion of this Note is convertible or whether Investor Shares are otherwise issuable shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion or other required issuance of Investor Shares shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares or other Investor Shares requested in such notice is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.3, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act or exempt from the registration and qualification requirements under the 1933 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or the Transfer Agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within two (2) Business Days of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding as of the date of such request. The provisions of this Section 3.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, the Holder and the Company agree that nothing in the Transaction Documents shall require the Company to issue any Common Stock to Lender to the extent such issuance would result in the aggregate

9

number of Investor Shares issued by the Company pursuant to the Transaction Documents (including any Incentive Shares) to exceed the Conversion Cap.
3.4
Adjustment of Conversion Price.
(a)
To the extent there is any Outstanding Principal Amount under the Note, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof):
(i)
Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Issuance Date effect a split or other subdivision of the outstanding Common Stock, the applicable Conversion Price and Floor Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding Common Stock, the applicable Conversion Price and Floor Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.
(ii)
Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the Ex-Dividend Date for such dividend or distribution, by multiplying the applicable Conversion Price then in effect by a fraction:
(1)
the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and
(2)
the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
(iii)
Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise), in each case, on the Ex-Dividend Date for such dividend or distribution, so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) or cash or the fair market value of such other property (as reasonably determined by the Board of Directors) that it would have received had this Note been converted into shares of Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon

10

during such period) or assets, giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the holders of this Note.
(iv)
Adjustments for Reclassification, Exchange or Substitution. If the shares of Common Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii) and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(vii) hereof), then, and in each event, a corresponding revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted at the effective time of such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.
(v)
Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker shall at any time or from time to time after the Issuance Date issue or sell any additional Common Stock (“Additional Common Stock”), other than (A) as provided in this Note (including the foregoing subsections (i) through (iv) of this Section 3.4(a)), pursuant to any Equity Plan (including pursuant to Common Stock Equivalents granted or issued under any Equity Plan), (B) pursuant to Common Stock Equivalents (as defined below) granted or issued prior to the Issuance Date, (C) Exempted Securities, or (D) pursuant to the terms of this Note, in any case, at an effective price per share that is less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Common Stock. For purposes of clarification, the amount of consideration received for such Additional Common Stock shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Common Stock (i.e., warrants, rights of first refusal or other similar rights).
(vi)
Issuance, Amendment or Adjustment of Common Stock Equivalents. Except for Exempted Securities, if (x) the Maker, at any time after the Issuance Date, shall issue any Convertible Securities or Common Stock Equivalents and the price per share for which Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the Conversion Price then in effect, or (y) the price per share for which Common Stock may be issuable under any Common Stock Equivalents is amended or adjusted, pursuant to the terms of such Common Stock Equivalents or otherwise, and such price as so amended or adjusted shall be less than the Conversion Price in effect at the time of such amendment or adjustment, then, in each such case (x) or (y), the applicable Conversion Price upon each such issuance or amendment or adjustment shall be adjusted as provided in subsection (v) of this Section 3.4(a) as if the maximum number of shares of Common Stock issuable upon conversion, exercise or exchange of such Common Stock Equivalents had been issued on the date of such issuance or amendment or adjustment.
(vii)
Consideration for Stock. In case any Common Stock or any Common Stock Equivalents shall be issued or sold:

11

(1)
in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and approved by the Holder, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or
(2)
in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities or other property of any corporation, the Maker shall be deemed to have issued shares of Common Stock, at a price per share equal to the valuation of the Maker’s Common Stock based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation as determined in good faith by the Board of Directors of the Maker. If any such calculation results in adjustment of the Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note.
(viii)
Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.
(b)
No Impairment. The Maker shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred fifty percent (150%) of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

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(c)
Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.
(d)
Issue Taxes. The Maker shall pay any and all issue and transfer or other similar taxes, excluding for the avoidance of doubt any federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.
(e)
Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to such fractional shares multiplied by the Conversion Price then in effect.
(f)
Reservation of Shares of Common Stock. The Maker shall at all times while this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, the Required Minimum of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note (disregarding for this purpose any and all limitations of any kind on such conversion contained in the Transaction Documents other than the Floor Price). The Maker shall, from time to time, use all commercially reasonable efforts to increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.4(f).
(g)
Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any United States federal state or regulatory law before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, use commercially reasonable efforts to secure such registration, listing or approval, as the case may be.
(h)
Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.

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3.5
Prepayment Following a Change of Control.
(a)
Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. Promptly following entry into an agreement for a Change of Control, the Maker shall deliver written notice (“Notice of Change of Control”) to the Holder. At any time after receipt of a Notice of Change of Control (or, upon the Holder’s becoming aware of the occurrence of Change of Control), the Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to the Outstanding Principal Amount plus five percent (5%) of the Outstanding Principal Amount (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.
(b)
Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker.
3.6
Inability to Fully Convert.
(a)
Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, including with respect to repayment of principal in Common Stock as permitted under this Note, the Maker cannot issue Common Stock for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the shares of Common Stock which are to be issued to the Holder pursuant to this Note, then the Maker shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any shares of Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:
(i)
require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock or for which shares of Common Stock were not timely issued (the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Maker is unable to issue multiplied by the VWAP on the date of the Conversion Notice (the “Mandatory Prepayment Price”);
(ii)
void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or
(iii)
defer issuance of the applicable Conversion Shares until such time as the Maker can legally issue such shares; provided, that the Principal Amount underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares;

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provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two (2) Business Days’ notice to the Maker.
(b)
Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).
(c)
Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 3.6(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within five (5) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is one (1) Business Day following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.
(d)
No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.
3.7
Compensation for Buy-In on Failure to Timely Deliver Conversion Shares. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder Conversion Shares or any other shares pursuant to a conversion on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed,

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and (b) at the option of the Holder, either reinstate the portion of the Note and equivalent number of Conversion Shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (a) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.
3.8
Nasdaq Ownership Limitation. Notwithstanding anything to the contrary contained herein, prior to the receipt of Stockholder Approval, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note or as otherwise required pursuant to the terms of the Transaction Documents to the extent (but only to the extent) that such conversion or receipt, as applicable, would cause the Holder Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Conversion Cap.
ARTICLE 4
4.1
Covenants. For so long as this Note is outstanding, without the prior written consent of the Holder:
(a)
Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.
(b)
Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books reserves with respect thereto in accordance with generally accepted accounting principles, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.
(c)
Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises (other

16

than the existence, rights and franchises of the Subsidiaries of the Maker that the board of directors of the Maker determine are no longer necessary or useful to the operation of the Maker’s business) and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.
(d)
Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to, or required to be registered under, the Investment Company Act of 1940, as amended.
(e)
Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transaction until thirty (30) days after such time as this Note has been converted into Conversion Shares or repaid in full.
(f)
Issuance of Debt. Notwithstanding any other provisions set forth in the Transaction Documents, except for Exempted Securities, without the prior written consent of the Holder, the Company hereby covenants and agrees not to incur any Indebtedness (other than Permitted Indebtedness) while this Note remains unpaid in full.
(g)
Repayment of This Note. If the Company or any Subsidiary issues any debt for borrowed money, including any subordinated debt or convertible debt (other than the Note or any other “Note” as defined in this Purchase Agreement), other than Exempted Securities and/or Permitted Indebtedness, in one or more transactions, unless otherwise waived in writing by and at the discretion of the Holder, the Company will immediately utilize the proceeds of such issuance to repay the Notes, or if the Company or any Subsidiary (i) issues any Equity Interests other than Exempted Securities, or (ii) sells any assets or asset in one more or more transactions, for aggregate proceeds in excess of ten million dollars ($10,000,000), unless otherwise waived in writing by and at the discretion of the Holder, the Company will direct twenty percent (20%) of the proceeds from such issuance or sale to repay amounts due and owing under the Notes.
4.2
Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.
ARTICLE 5
5.1
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications shall be as set forth in the Purchase Agreement.

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5.2
Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.
5.3
Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Note shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Note.
5.4
Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.
5.5
Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of the Notes, including, without limitation, attorneys’ fees and expenses.
5.6
Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.
5.7
Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
5.8
Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

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“THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.9
Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Note shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such court, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such court represents an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.
5.10
Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.
5.11
Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
5.12
Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.
(a)
No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any

19

other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.
(b)
THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

IRIDEX CORPORATION

By:

Name: David I. Bruce

Title: Chief Executive Officer

EXHIBIT A

WIRE INSTRUCTIONS

Name of Bank: [***]

Routing #: [***]

For credit to: [***]

Account #: [***]

EXHIBIT B

FORM OF CONVERSION NOTICE

(To be Executed by the registered Holder in order to convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into Common Stock of IRIDEX Corporation, a Delaware corporation (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of Shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

[HOLDER]

By:

Name:

Title:

Address:

EXHIBIT B

FLOW OF FUNDS REQUEST

IRIDEX Corporation – Securities Purchase Agreement – Flow of Funds Request

Capitalized terms used but not otherwise defined in this letter will have the meaning given to such terms in the Agreement.

In connection with the Securities Purchase Agreement, dated August 4, 2024 (the “Agreement”) between IRIDEX Corporation (the “Company”) and Lind Global Asset Management IX LLC (the “Investor”), the Company irrevocably authorizes the Investor to distribute such funds as set out below, in the manner set out below, at the Closing.

Item	Amount
Closing	$[•]
Commitment Fee	$[•]
Total	$[•]

Please transfer the net amount of US $[•] due at the Closing, to the following bank account:

Routing #: [***]

Account # [***]

FBO: [***]

Bank: [***]

[Signature Page Follows]

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Yours sincerely,

IRIDEX CORPORATION

By:

Name: David I. Bruce

Title: CEO